                                                                   EXHIBIT 23.02


               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan of GRIC Communications, Inc. of our report dated January 24, 2000 with respect to the consolidated financial statements and schedule of GRIC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

San Jose, California                                       /s/ Ernst & Young LLP
February 7, 2001